Exhibit 99.01

Reconciliation from net cash provided by operating activities to free cash flow (in thousands):

	Three months ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Net cash provided by operating activities	$208,045	$162,559	$238,343	$368,097	$529,622	$624,619	$646,747	$658,434
Less purchases of property and equipment	(86,037)	(96,246)	(77,632)	(59,080)	(142,391)	(157,463)	(292,532)	(245,831)

Free cash flow	$122,008	$66,313	$160,711	$309,017	$387,231	$467,156	$354,215	$412,603

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures (in thousands)

	Three months ended March 31, 2004	As a % of revenues	Three months ended June 30, 2004	As a % of revenues	Three months ended September 30, 2004	As a % of revenues	Three months ended December 31, 2004	As a % of revenues	Three months ended March 31, 2005	As a % of revenues	Three months ended June 30, 2005	As a % of revenues	Three months ended September 30, 2005	As a % of revenues	Three months ended December 31, 2005	As a % of revenues
GAAP Operating Expense	$180,902	27.8%	$202,877	29.0%	$432,676	53.7%	$274,923	26.7%	$268,538	21.4%	$311,702	22.5%	$395,459	25.1%	$574,072	29.9%

Less: Stock-based compensation	76,473	11.7%	74,761	10.7%	67,981	8.4%	59,531	5.8%	48,908	3.9%	47,338	3.4%	46,308	2.9%	58,154	3.0%
In-process research and development	—	—	—	—	—	—	11,343	1.1%	—	—	—	—	20,812	1.3%	—	—
Contribution to Google Foundation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	90,000	4.7%
Non-recurring portion of settlement of disputes with Yahoo	—	—	—	—	201,000	24.9%	—	—	—	—	—	—	—	—	—	—

Non GAAP Operating Expense	$104,429	16.1%	$128,116	18.3%	$163,695	20.4%	$204,049	19.8%	$219,630	17.5%	$264,364	19.1%	$328,339	20.9%	$425,918	22.2%

	Three months ended March 31, 2004	As a % of revenues	Three months ended June 30, 2004	As a % of revenues	Three months ended September 30, 2004	As a % of revenues	Three months ended December 31, 2004	As a % of revenues	Three months ended March 31, 2005	As a % of revenues	Three months ended June 30, 2005	As a % of revenues	Three months ended September 30, 2005	As a % of revenues	Three months ended December 31, 2005	As a % of revenues
GAAP Operating Income	$155,323	23.8%	$170,958	24.4%	$11,112	1.4%	$302,799	29.4%	$442,770	35.2%	$475,698	34.4%	$529,171	33.5%	$569,640	29.7%

Add: Stock-based compensation	76,473	11.7%	74,761	10.7%	67,981	8.4%	59,531	5.8%	48,908	3.9%	47,338	3.4%	46,308	2.9%	58,154	3.0%
In-process research and development	—	—	—	—	—	—	10,393	1.0%	—	—	—	—	20,812	1.3%	—	—
Contribution to Google Foundation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	90,000	4.7%
Non-recurring portion of settlement of disputes with Yahoo	—	—	—	—	201,000	24.9%	—	—	—	—	—	—	—	—	—	—

Non GAAP Operating Income	$231,796	35.5%	$245,719	35.1%	$280,093	34.7%	$372,723	36.2%	$491,678	39.1%	$523,036	37.8%	$596,291	37.7%	$717,794	37.4%